UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 29, 2003

NEUBERGER BERMAN INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 001-15361

DELAWARE	06-1523639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue

New York, NY 10158

(Address of principal executive offices)

(212) 476-9000

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

On July 29, 2003, Neuberger Berman Inc. (the “Corporation”), announced that its Board of Directors declared a cash dividend with respect to the second quarter 2003 in the amount of $0.075 per share. The dividend will be payable on August 20, 2003, to stockholders of record at the close of business on August 8, 2003.

A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Document

Additional Exhibits

99.1	Press release issued by the Corporation on July 29, 2003, with respect to declaration of its second quarter 2003 cash dividend.

99.2	Press release issued by the Corporation on July 29, 2003, with respect to the Corporation’s results of operations for the quarter ended June 30, 2003.

99.3	Unaudited Condensed Consolidated Statements of Income for the three months and six months ended June 30, 2003, and certain supplemental data with respect thereto.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 29, 2003, the Corporation announced its results of operations for the quarter ended June 30, 2003. A copy of the related press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in conjunction with the announcement of its results of operations, the Corporation distributed additional financial information, including unaudited Condensed Consolidated Statements of Income for the three and six months ended June 30, 2003, and certain supplemental data with respect thereto, all of which are filed as Exhibit 99.3 hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neuberger Berman Inc.
(Registrant)

Date: July 29, 2003	By:	/S/ MATTHEW S. STADLER
Matthew S. Stadler
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued by Neuberger Berman Inc. on July 29, 2003, with respect to the declaration of its second quarter 2003 cash dividend.

99.2	Press release issued by Neuberger Berman Inc. on July 29, 2003, reporting its results of operations for the quarter ended June 30, 2003.

99.3	Unaudited Condensed Consolidated Statements of Income for the three and six months ended June 30, 2003, and certain supplemental data with respect thereto.